CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298429 on Form S-6 of our report dated October 16, 2026, relating to the financial statement of FT 13288, comprising Water Utility & Infrastructure Select Portfolio, Series 84, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 16, 2026